Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com
FIRM / AFFILIATE OFFICES
August 7, 2025 Quanta Services, Inc. 2727 North Loop West Houston, Texas 77008	Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh Rome San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

Re: Registration Statement No. 333-281209; $500,000,000 Aggregate Principal Amount of 4.300% Senior Notes Due 2028, $500,000,000 Aggregate Principal Amount of 4.500% Senior Notes Due 2031 and $500,000,000 Aggregate Principal Amount of 5.100% Senior Notes Due 2035

Ladies and Gentlemen:

We have acted as special counsel to Quanta Services, Inc., a Delaware corporation (the “Company”), in connection with the issuance of $500,000,000 aggregate principal amount of the Company’s 4.300% Senior Notes due 2028 (the “2028 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of the Company’s 5.100% Senior Notes due 2035 (together with the 2028 Notes and 2031 Notes, the “Notes”), under that certain Indenture, dated as of September 22, 2020 (the “Base Indenture”), by and between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by that certain Seventh Supplemental Indenture dated as of the date hereof, between the Company and the Trustee (the “Seventh Supplemental Indenture”), that certain Eighth Supplemental Indenture dated as of the date hereof, between the Company and the Trustee (the “Eighth Supplemental Indenture”) and that certain Ninth Supplemental Indenture dated as of the date hereof, between the Company and the Trustee (together with the Seventh Supplemental Indenture and Eighth Supplemental Indenture, the “Supplemental Indentures”) (the Base Indenture, as so supplemented, the “Indenture”), and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 2, 2024 (Registration No. 333-281209) (the “Registration Statement”), an accompanying base prospectus, dated August 2, 2024, and included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a final prospectus supplement, dated August 4, 2025, and filed with the Commission pursuant to Rule 424(b) under the Act on August 6, 2025 (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issuance of each series of the Notes.

August 7, 2025

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the applicable Supplemental Indentures have been duly authorized, executed, and delivered by all necessary corporate action of the Company, and when the Notes have been duly authorized, executed, issued, and authenticated in accordance with the terms of the Indenture and in the manner contemplated by the Prospectus and delivered against payment therefor in the circumstances contemplated by that certain underwriting agreement, dated August 4, 2025, by and among the underwriters named therein and the Company, the corresponding Notes will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

August 7, 2025

With your consent, we have assumed (a) that the Indenture and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that each of the Documents constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated August 7, 2025 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP